EXHIBIT 99.1

D&E COMMUNICATIONS, INC.	CONTACT:
FOR IMMEDIATE RELEASE	Thomas E. Morell
MAY 7, 2009	Sr. Vice President, Chief Financial Officer,
Secretary and Treasurer
(717) 738-8315

D&E COMMUNICATIONS REPORTS FIRST QUARTER 2009 RESULTS

—  Operating income of $8.7 million

—  Net income attributable to common shareholders of $4.0 million and earnings per share of $0.28

EPHRATA, PENNSYLVANIA (May 7, 2009) – D&E Communications, Inc. (“D&E” or the “Company”) (Nasdaq: DECC), a leading provider of integrated communications services in central and eastern Pennsylvania, today announced the results of its operations for the first quarter ended March 31, 2009.

For the first quarter of 2009, the Company reported a net income attributable to common shareholders of $4.0 million, or $0.28 per share, compared to $5.1 million, or $0.35 per share, for the same period last year. Operating income for the first quarter of 2009 was $8.7 million, compared to $8.1 million in the first quarter of 2008. Total operating revenue for the first quarter of 2009 was $35.9 million, compared to $37.8 million in the first quarter of 2008.

Operating income increased $0.6 million due to a reduction in operating expenses of $2.5 million, partially offset by a decline in operating revenue of $1.9 million. Operating expenses declined as a result of a pension curtailment gain of $1.0 million, of which $0.9 million ($0.5 million, or $0.03 per share, after tax) was recorded as a reduction of operating expenses and the remaining $0.1 million was capitalized. Wireline depreciation expense decreased $0.8 million ($0.5 million, or $0.04 per share, after tax) due to certain fixed assets becoming fully depreciated in June and July 2008 and other operating expenses decreased $0.8 million. In the first quarter of 2009, the Company offered a one-time payment to non-union employees who were eligible and elected to retire by December 31, 2009. The Company recorded an expense of $0.2 million ($0.1 million, or $0.01 per share, after tax) in the first quarter of 2009 for those employees who elected to retire. The revenue decrease of $1.9 million for the first quarter of 2009 was the result of decreases in Wireline and Systems Integration segment revenues of $1.7 million and $0.2 million, respectively.

The first quarter 2008 results included income of $2.9 million ($1.7 million, or $0.12 per common share, after tax) from the termination of a lease guarantee and a reserve of $0.2 million ($0.1 million, or $0.01 per share, after tax) recognized on a note receivable from the sale of assets in 2006. Adjusted net income attributable to common shareholders for the first quarter of 2009 before the items described above was $3.1 million, or $0.22 per share. Adjusted net income attributable to common shareholders for the first quarter of 2008 before the items described above was $3.5 million, or $0.24 per share.

“Even in light of the current economic conditions, we continue to see growth in both our DSL/High-Speed Internet subscribers and our CLEC access lines, albeit at a slower rate than this time last year. We’re especially pleased to see our total revenue from private line circuits, dedicated circuits, Ethernet and IP VPN services grow by $0.4 million, or 10.7%, over the first quarter of 2008. This is a reflection of our business customers continuing to place high value on D&E’s advanced data networking services,” stated James W. Morozzi, D&E’s President and Chief Executive Officer. “During the first quarter of 2009, D&E’s operating income increased $0.6 million, mainly due to a pension curtailment gain of $0.9 million as a result of a hard freeze to our non-union pension plan and a reduction in depreciation expense of $0.8 million. Net income decreased $1.1 million in comparison to the 2008 period primarily due to a one-time after-tax gain of $1.7 million in the first quarter of 2008.”

Mr. Morozzi continued, “On April 23, 2009, the D&E board of directors declared a quarterly dividend of $0.125 per common share, continuing our long-standing practice of paying quarterly dividends from operating cash flows of the business.”

The following table provides a reconciliation of reported and adjusted net income attributable to common shareholders and earnings per share:

	Three Months Ended
	March 31,
(Dollar amounts in millions, except per-share amounts)	2009		2008
	Amount	Per- Share	Amount	Per- Share
Reported net income attributable to common shareholders	$4.0	$0.28	$5.1	$0.35
Items impacting comparability:
Retirement payments, net of tax	0.1	0.01	—	—
Decrease in depreciation, net of tax, compared to 2008	(0.5)	(0.04)	—	—
Pension curtailment gain, net of tax	(0.5)	(0.03)	—	—
Note receivable reserve, net of tax	—	—	0.1	0.01
Lease guarantee termination, net of tax	—	—	(1.7)	(0.12)

Adjusted net income attributable to common shareholders	$3.1	$0.22	$3.5	$0.24

Summary Statistics

	March 31, 2009	March 31, 2008	Change	% Change
RLEC access lines	117,872	123,563	(5,691)	(4.6%)
CLEC access lines	46,747	46,021	726	1.6%
DSL/High-Speed Internet Subscribers	44,216	39,970	4,246	10.6%
Dial-up Internet subscribers	1,986	2,984	(998)	(33.4%)
Video subscribers	8,528	8,099	429	5.3%
Web-hosting customers	985	1,013	(28)	(2.8%)

Total customer connections	220,334	221,650	(1,316)	(0.6%)

On a segment by segment basis, the Company reported the following information:

Wireline

First quarter 2009 Wireline segment revenues were $34.8 million compared to $36.5 million for the first quarter of 2008. The decrease was due in large part to lower network access revenue of $1.4 million primarily due to a decline in NECA revenue and minutes of use. Local telephone service revenue decreased $0.3 million primarily due to a decrease in RLEC access lines. Long distance revenue declined $0.2 million primarily due to a decline in the average rate per minute of use. Communication services revenue increased $0.2 million primarily due to increased DSL/high-speed Internet subscribers.

Wireline operating expenses for the first quarter of 2009 were $25.7 million compared to $27.9 million during the same period last year. Depreciation expense decreased $0.8 million primarily due to certain fixed assets that became fully depreciated in June and July of 2008. Employee benefits expense decreased $0.9 million primarily due to a pension plan curtailment gain as a result of the amendment to one of the Company’s pension plans to discontinue future benefit accruals to all active participants effective January 2010. Corporate overhead expenses decreased $0.3 million.

Operating income was $9.1 million for the first quarter of 2009 compared to operating income of $8.6 million for the first quarter of 2008.

Systems Integration

System Integration revenue for the first quarter of 2009 was $0.7 million compared to $0.9 million for the same period last year. The primary reason for the decline was lower communication services revenue.

First quarter 2009 operating expenses were $0.8 million compared to $1.1 million in the first quarter of 2008. Labor and benefits costs declined approximately $0.2 million primarily due to a reduction in the number of employees.

The operating loss for the first quarter of 2009 was $0.1 million compared to an operating loss of $0.2 million in the first quarter of 2008.

Adjusted EBITDA

We present the non-GAAP (generally accepted accounting principles) measure Adjusted EBITDA (as defined herein) below and anticipate referring to this measure in the conference call referenced below. Presentation of Adjusted EBITDA is consistent with how we evaluate performance of our business segments and Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Adjusted EBITDA is a non-GAAP operating measure under Regulation G of the Securities and Exchange Commission. We compute Adjusted EBITDA by adding depreciation, amortization and goodwill and intangible asset impairments to operating income. Each of these GAAP financial measures is a line item in our income statement and thus Adjusted EBITDA can be reconciled to net income attributable to common shareholders, the most comparable GAAP financial measure to it. However, other companies in our industry may calculate Adjusted EBITDA differently than we do. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as a substitute for cash flow from operating activities as a measure of liquidity or a substitute for net income as an indicator of operating performance or any other measure of performance derived in accordance with GAAP. Net income attributable to common shareholders is reconciled to consolidated Adjusted EBITDA for the three months ended March 31, 2009 and 2008, respectively, in the following table:

(Dollar amounts in thousands)	Three months ended March 31,
	2009	2008
Consolidated Adjusted EBITDA	$15,764	$15,970
Depreciation and amortization	(7,058)	(7,848)

Operating income	8,706	8,122
Interest expense, net of interest capitalized	(2,902)	(3,349)
Other income (expense), net	593	3,418
Income taxes	(2,345)	(3,043)
Dividends on utility preferred stock	(16)	(16)

Net income attributable to common shareholders	$4,036	$5,132

Operating income is reconciled to segment and consolidated Adjusted EBITDA for the quarters ended March 31, 2009 and 2008, respectively, in the following table:

(Dollar amounts in thousands)	Wireline	Systems Integration	Corporate & Other	Consolidated

	Quarter ended March 31, 2009
Adjusted EBITDA	$15,914	$(55)	$(95)	$15,764
Depreciation and amortization	(6,809)	(24)	(225)	(7,058)

Operating income (loss)	$9,105	$(79)	$(320)	$8,706

	Quarter ended March 31, 2008
Adjusted EBITDA	$16,246	$(116)	$(160)	$15,970
Depreciation and amortization	(7,614)	(45)	(189)	(7,848)

Operating income (loss)	$8,632	$(161)	$(349)	$8,122

Conference Call

The Company will host a conference call and live webcast Friday, May 8, 2009 at 11:00 a.m. Eastern Time. Parties in the United States and Canada can call 877-852-6581 to access the conference call. Parties outside the United States and Canada can access the call at 719-325-4784. The live webcast of the conference call will be accessible from the “Investors” section of the Company’s website (www.decommunications.com). The webcast will be archived for a period of 90 days.

About D&E Communications

D&E is a leading integrated communications provider offering high-speed data, Internet access, local and long distance telephone, business continuity and co-location services, data and professional IT services, network monitoring, security solutions and video services. Based in Lancaster County, D&E has been serving communities in central and eastern Pennsylvania for more than 100 years. For more information, visit www.decommunications.com.

This press release contains forward-looking statements. These forward-looking statements are found in various places throughout this press release and include, without limitation, statements regarding financial and other information. These statements are based upon the current beliefs and expectations of D&E’s management concerning the development of our business, are not guarantees of future performance and involve a number of risks, uncertainties, and other important factors that could cause actual developments and results to differ materially from our expectations. Those factors include, but are not limited to: changes in the competitive and technological environment in which we operate; our ability to further penetrate our markets and the related cost of that effort; reductions in rates or call volume that generate network access revenues; government and regulatory policies at both the federal and state levels, including potential intercarrier compensation reform; current economic conditions; a decline in value of our pension fund assets; our current level of debt financing; potential future goodwill or intangible asset impairment charges; and our ability to fund necessary investment in plant and equipment and other key factors that we have indicated could adversely affect our business and financial performance contained in our past and future filings and reports, including those filed with the United States Securities and Exchange Commission. D&E undertakes no obligation to revise or update its forward-looking statements whether as a result of new information, future events, or otherwise.

D&E COMMUNICATIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, expect per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
OPERATING REVENUES
Communication service revenues	$34,773	$36,613
Communication products sold	344	459
Other	822	725

Total operating revenues	35,939	37,797

OPERATING EXPENSES
Communication service expenses (exclusive of depreciation and amortization below)	11,268	12,256
Cost of communication products sold	260	372
Depreciation and amortization	7,058	7,848
Marketing and customer services	3,273	3,540
General and administrative services	5,374	5,659

Total operating expenses	27,233	29,675

Operating income	8,706	8,122

OTHER INCOME (EXPENSE)
Interest expense, net of interest capitalized	(2,902)	(3,349)
Other, net	593	3,418

Total other income (expense)	(2,309)	69

Income before income taxes	6,397	8,191

INCOME TAXES	2,345	3,043

NET INCOME	4,052	5,148

NONCONTROLLING INTERESTS
Dividends on utility preferred stock	16	16

NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$4,036	$5,132

Weighted average common shares outstanding (basic)	14,403	14,462
Weighted average common shares outstanding (diluted)	14,418	14,514

BASIC AND DILUTED EARNINGS PER COMMON SHARE

Earnings per common share	$0.28	$0.35

Dividends per common share	$0.13	$0.13

D&E COMMUNICATIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	March 31, 2009	December 31, 2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$15,052	$18,280
Accounts receivable, net of reserves of $507 and $466	12,492	13,086
Inventories-materials and supplies	2,536	2,651
Prepaid expenses	5,206	9,367
Other	2,177	2,500

TOTAL CURRENT ASSETS	37,463	45,884

PROPERTY, PLANT AND EQUIPMENT
In service	419,292	417,209
Under construction	7,307	5,235

	426,599	422,444
Less accumulated depreciation	263,073	258,642

	163,526	163,802

OTHER ASSETS
Goodwill	138,441	138,441
Intangible assets, net of accumulated amortization	96,018	97,344
Other	7,898	7,449

	242,357	243,234

TOTAL ASSETS	$443,346	$452,920

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Long-term debt maturing within one year	$7,077	$7,076
Accounts payable and accrued liabilities	12,213	10,690
Accrued taxes	393	543
Accrued interest and dividends	1,082	1,178
Advance billings, customer deposits and other	4,023	4,706
Derivative financial instruments	2,505	3,091

TOTAL CURRENT LIABILITIES	27,293	27,284

LONG-TERM DEBT	177,284	179,054

OTHER LIABILITIES
Deferred income taxes	50,794	50,071
Defined benefit plans	22,925	34,749
Other	5,648	5,181

	79,367	90,001

COMMITMENTS AND CONTINGENCIES

EQUITY
Common shareholders’ equity:
Common stock, par value $0.16, authorized shares – 100,000; issued shares – 16,285 at March 31, 2009 and 16,187 at December 31, 2008; outstanding shares – 14,412 at March 31, 2009 and 14,410 at December 31, 2008	2,605	2,590
Additional paid-in capital	164,684	164,526
Accumulated other comprehensive loss	(20,875)	(21,908)
Retained earnings	32,143	29,917
Treasury stock at cost, 1,873 shares at March 31, 2009 and 1,777 shares at December 31, 2008	(20,601)	(19,990)

Total common shareholders’ equity	157,956	155,135
Noncontrolling interests:
Preferred stock of utility subsidiary, Series A 4 1/2%, par value $100, cumulative, callable at par at the option of the Company, authorized 20,000 shares, outstanding 14 shares	1,446	1,446

TOTAL EQUITY	159,402	156,581

TOTAL LIABILITIES AND EQUITY	$443,346	$452,920

D&E COMMUNICATIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,052	$5,148
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,058	7,848
Bad debt expense	126	38
Deferred income taxes	83	456
Stock-based compensation expense	142	106
Gain on retirement of property, plant and equipment	—	(11)
Termination of lease guarantee	—	(2,904)
Note receivable reserve	—	200
Changes in operating assets and liabilities:
Accounts receivable	468	1,213
Inventories	115	134
Prepaid expenses	4,119	(2,608)
Accounts payable and accrued liabilities	865	(1,586)
Accrued taxes and accrued interest	(246)	958
Advance billings, customer deposits and other	(683)	(145)
Defined benefit plans	(10,724)	(928)
Other, net	297	(403)

Net Cash Provided by Operating Activities	5,672	7,516

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(4,957)	(7,599)
Proceeds from sales of property, plant and equipment	158	288
Collection of note receivable	—	34

Net Cash Used In Investing Activities	(4,799)	(7,277)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends on common stock	(1,726)	(1,736)
Preferred dividends on noncontrolling interests	(16)	(16)
Payments on long-term debt	(1,768)	(2,517)
Proceeds from issuance of common stock and stock options exercised	20	22
Excess tax benefits from stock compensation plans	—	37
Purchase of treasury stock	(611)	—

Net Cash Used In Financing Activities	(4,101)	(4,210)

DECREASE IN CASH AND CASH EQUIVALENTS	(3,228)	(3,971)

CASH AND CASH EQUIVALENTS
BEGINNING OF PERIOD	18,280	17,845

END OF PERIOD	$15,052	$13,874